Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 1 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(hereinafter the “Reinsurer”)

Original Effective Date: December 1, 2015
Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

Effective May 7, 2018, the Amendment Effective Date, the Underwriting Guidelines in the above-referenced agreement are hereby revised.

Exhibit C - Underwriting Guidelines is hereby replaced in its entirety with the attached Exhibit C - Underwriting Guidelines.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

[_____] – Revised Underwriting Guidelines

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 23, 2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 23, 2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 23, 2018
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ John Dimeo	Date:	July 20, 2018

Print name:	John Dimeo

Title:	SVP

/s/ Steve Najjar
Steve Najjar
EVP

[page break]

EXHIBIT C: UNDERWRITING GUIDELINES

*** PROPRIETARY AND CONFIDENTIAL *** MASSMUTUAL EMPLOYEE USE ONLY ***

š Executive Group Life-Case Underwriting Guidelines ›

Published by EGL Worksite Underwriting

GUL / GVUL II

Effective: May 7, 2018

[_____]

[page breaks]

I.	[_____]:

[table deleted]

[page breaks]

Appendix

EGLGI Insurance Enrollment Form (Part 1B) - 0515 (redacted)

EGLGI-UL Insurance Enrollment Form (Part 1B) - 0515 (redacted)

EGLSF Employee Application (Part 1B) - 0515 (redacted)

EGLSF-UL Employee Application (Part 1B) - 0515 (redacted)

Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(hereinafter the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to clarify Claims procedures.

The Claims Article in the Agreements will be replaced in its entirety with the Claims Article in the attached Exhibit 2.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]

[page break]

Amendment to clarify claims to all treaties

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-28-18
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-28-18
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-28-18
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Jay Biehl	Date:	9/27/18

Print name:	Jay Biehl

Title:	SVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Joan M Paulter	Date:	9/27/2018

Print name:	Joan Paulter

Title:	VP

[_____]

[page break]

Amendment to clarify claims to all treaties

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code	Coins / YRT
4/1/2005	GUL/GVUL	[_____]	[_____]	YRT
4/1/2010	GUL/GVUL NY	[_____]	[_____]	YRT
12/1/2015	GULII/GVULII	[_____]	[_____]	YRT

[_____]

[page break]

Exhibit 2

Claims Article

Coverage/Notice

The Reinsurer shall reimburse the Ceding Company in accordance with the terms of these Agreements for the Reinsurer’s proportionate share of benefits, as determined by the net amount at risk reinsured with the Reinsurer at the time of death, on Policies specified in Plans Covered and Binding Limits in each Agreement. The Ceding Company will send to the Reinsurer copies of the claim information, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

Claim Payments

The Reinsurer, upon receipt of the claim information, shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict Policy conditions or compromised for a lesser amount. The payment to the Ceding Company will include interest as described below in the Interest section of this Article. The Reinsurer makes settlement in a lump sum regardless of the method of settlement under the policy.

Proofs

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer. In addition, for all contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim including the underwriting papers and investigative reports as soon as they become available.

Contestable and Contested Claims

The Ceding Company and the Reinsurer will be bound by the applicable suicide and contestable period and limitations in accordance with state law or the Policy form, whichever governs. If a claim is contestable, the Ceding Company shall send to the Reinsurer the contestable claims documentation as required in these Agreements, by any of the following means: secure email, express mail, or any other means agreed upon by both Parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must communicate its opinion for each claim in writing (email is acceptable) to the Ceding Company within [_____] business days from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its opinion in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder.

[_____]

[page break]

Company shall proceed to settle, contest or deny the claim without requiring further input from the Reinsurer. The final determination on the claim will be made exclusively by the Ceding Company and shall be binding on the Reinsurer and any other reinsurers affected by the claim.

Alternatively, if the Reinsurer declines to be a party to the contest, compromise or litigation, the Reinsurer shall pay the Ceding Company its share of the reinsured net amount at risk as if there had been no contest, and thereby be fully discharged of any further liability and will not share in any interest, claim expenses or subsequent reduction or increase in liability. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. If the Reinsurer accepts participation and the Ceding Company’s contest, compromise, or litigation results in a reduction or increase in liability, the Reinsurer will share proportionately in any such reduction or increase and will pay the Ceding Company its share of interest and litigation expenses.

Claim Expenses

Unless the Reinsurer opted out pursuant to the provisions in the paragraph above, the Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer, at the time of death, bears to the total net amount at risk of the Ceding Company under all Policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses and, therefore, are not reimbursed by the Reinsurer. The Reinsurer will not reimburse expenses incurred by the Ceding Company as a result of a dispute arising out of the conflicting claims of entitlement to policy proceed or benefits.

Misstatement of Age or Gender

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any Policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such Policy.

Interest

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death, or as specified by State Statute, to the date of remittance to the beneficiary, to a court, to a state’s unclaimed property division, or if the claim proceeds go under settlement option, from the date of death to the date the supplemental account is opened. Adjustment to reinsurance premiums in such case will be made without interest.

On claims reimbursed by the Reinsurer, in addition to the interest paid to the beneficiary on the claim, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received claims proof that

[_____]

[page break]

is satisfactory to the Reinsurer) exceeds [_____] days the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

Extra-contractual Obligations

In no event will the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under these Agreements except as follows. For death claim denials, if the Reinsurer was an active Party and affirmed the act, omission or course of conduct of the Ceding Company which resulted in the assessment of extra-contractual damages, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under these Agreements. Notwithstanding anything stated herein, these Agreements will not apply to and the Reinsurer will not be liable for any Extra-contractual damages incurred by the Ceding Company as a result of any fraudulent and/or criminal act by any employee or officer of the Ceding Company or an agent representing the Ceding Company, acting individually, collectively or in collusion in the presentation, defense, or settlement of any claim.

[_____]

Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(hereinafter the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to add Information Security.

1.	The Article that addresses the Gramm-Leach-Bliley Privacy Act language is hereby removed from the Agreements and replaced with the Information Security Article in the attached Exhibit 2.
2.	Data Security Procedures, in the attached Exhibit 3, is hereby added to the Agreements.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]

[page break]

Amendment to add information security to all treaties, page 2

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-16-18
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-16-18
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-16-18
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Jay Biehl	Date:	11/15/18

Print name:	Jay Biehl

Title:	SVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Joan M Paulter	Date:	11/15/2018

Print name:	Joan Paulter

Title:	VP

[_____]

[page break]

Amendment to add information security to all treaties, page 3

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code	Coins / YRT
4/1/2005	GUL/GVUL	[_____]	[_____]	YRT
4/1/2010	GUL/GVUL NY	[_____]	[_____]	YRT
12/1/2015	GULII/GVULII	[_____]	[_____]	YRT

[_____]

[page break]

Exhibit 2

Information Security Article

The parties hereto acknowledge that the Reinsurer and its affiliates may have access to Personal Information, as defined below, as is otherwise necessary for purposes of the reinsurance provided under the Agreements.

The Ceding Company agrees to, and will, transmit Personal Information to the Reinsurer on an encrypted basis using encryption methods and software generally accepted and customarily used in the insurance industry.

To the extent that any Personal Information is provided to the Reinsurer or its affiliates in connection with the Agreements, the Reinsurer agrees to, and agrees to cause its affiliates and instruct its representatives and service providers to, comply with the privacy laws applicable to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:

a.	holding all Personal Information in strict confidence;
b.	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information; and
c.	disclosing and using Personal Information received under the Agreements for purposes of carrying out the transactions contemplated by the Agreements, for retrocession purposes, as requested by external auditors, as required by court order, or as required by law or regulation.

The Reinsurer agrees that it shall as promptly as reasonably practicable (and in any event in accordance with applicable law), notify the Ceding Company when it becomes aware of any Security Breach, defined as the unauthorized access of Company Information. Company Information is defined in Exhibit 3. In addition to such notification, no later than [_____] calendar days after detection (or later if legally acceptable but in no case more than [_____]) of the Security Breach, the Reinsurer will also provide Ceding Company with a report summarizing the Security Breach, which will include, at a minimum, the following: date, time, description, how the Security Breach was detected, systems and/or data (including Personal Information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions.

The Reinsurer shall comply with the additional data security procedures set forth in Exhibit 3.

“Personal Information” means (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information, in each case about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of policies covered under the Agreements.

[_____]

[page break]

Exhibit 3

Data Security Procedures

The Reinsurer shall develop and employ administrative, technical, and physical access control procedures, restrictions and safeguards to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration, or destruction. “Company Information” shall mean any data owned by the Ceding Company and in the possession of the Reinsurer (including any Personal Information). The Reinsurer agrees that Company Information shall be deemed “Confidential Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under the Agreements.

The Ceding Company agrees that the transfer of Company Information to the Reinsurer will be secured through the use of commercially reasonable encryption technology or physical security measures.

The Reinsurer shall operate, monitor, review and continually improve a written information security management system (ISMS) in accordance with international Standard ISO/IEC 27002:2013 framework, as same may be amended, supplemented or restated or other equivalent and applicable authoritative sources as acceptable to the Ceding Company, in its sole discretion. The Reinsurer shall implement, maintain, assess, monitor, and enforce compliance in all material respects with the Reinsurer’s ISMS.

The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under the Agreements. The Reinsurer shall comply in all material respects with all federal and state laws relating to privacy, the protection of personal information, and data protection (including without limitation applicable security breach notification obligations).

The Reinsurer shall permit the Ceding Company or, as the Ceding Company may require, the Ceding Company’s representatives or government authorities, directly or in association with an auditor or analyst, to audit the data center architecture, systems and procedures used in connection with the reinsurance provided by the Reinsurer under the Agreements in order to evaluate the Reinsurer’s compliance with security, confidentiality and privacy obligations, detect and assess potential vulnerabilities, and evaluate the Reinsurer’s preparedness for contingencies that could affect such reinsurance. The Reinsurer will (and will cause its subcontractors to) keep and maintain complete and correct books, records and documentation relating to (their) the reinsurance provided under the Agreements.

The Reinsurer will not disclose Company Information to any other parties except as necessary for retrocession purposes, as requested by external auditors, as required by court order, or as required by law or regulation.

The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America except as may otherwise be required for reporting to the Reinsurer’s retrocessionaires or by the Reinsurer’s group internal processes and procedures.

The Reinsurer will implement commercially reasonable personnel and administrative controls to mitigate security risks, including but not limited to: (a) background checks on the Reinsurer’s U.S.

[_____]

[page break]

employees with administrator access to the Reinsurer’s hosting platform; and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.

The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in the Agreements, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of the Agreements. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to Company Information by use of the Reinsurer’s computer or communications environment, to enter into a written agreement with the Reinsurer requiring the subcontractor abide by terms no less protective than the Agreements for protection of the Company Information.

The Reinsurer shall indemnify the Ceding Company for actual, direct damages or costs incurred by Ceding Company related to unauthorized access, disclosure or use of Company Information due to the Reinsurer’s violation of its information security obligations hereunder including (i) governmental fines and/or penalties imposed on the Ceding Company, (ii) costs of remedial actions required of Ceding Company by law, and (iii)) costs reasonably incurred by Ceding Company relating to required notice of data breach to affected customers of Ceding Company.

[_____]

Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 2 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(hereinafter the “Reinsurer”)

Original Effective Date: December 1, 2015
Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

Effective January 1, 2019, the Amendment Effective Date, the Mandatory Plan Ported percentages in the above-referenced agreement are hereby revised.

Exhibit E – Reinsurance Premiums and Allowances is hereby replaced in its entirety with the attached Exhibit E – Reinsurance Premiums and Allowances.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

[_____] – Revised Underwriting Guidelines

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-20-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-20-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-20-2018
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	11/19/18

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ John Dimeo	Date:	11.14.18

Print name:	John Dimeo

Title:	SVP

[page break]

EXHIBIT E: Reinsurance Premiums and Allowances

E.1       Reinsurance Premium Calculation

Reinsurance net amount at risk [_____] Percentages in E.3 below [_____] Reinsurance Premium Rates in Addendum A [_____] reinsurance premium.

E.2       Reinsurance Premium Rates

The premium rates per thousand of reinsurance amount at risk shall be the percentages in E.3 below [_____] the GUL II/GVUL II YRT Basis (attached as Addendum A):

•	[_____] percentages are applied to the [_____] rates
•	[_____] percentages are applied to the [_____] rates
•	[_____] percentages are applied to the [_____] rates

[_____].

E.3       Allowances/Percentages

Effective 12/1/2015 thru 12/31/2018:

[table deleted]

Effective 1/1/2019:

[table deleted]

E.4       Policy Fees

No Policy fees shall be paid under this Agreement.

Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows.

The Proofs section of the Claims article is hereby replaced in its entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer. For incontestable claims with face amounts of $[_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]

[page break]

Amendment to clarify claims to all treaties

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	7/31/2019

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	7/31/2019

Print name:	Suzanne Downey

Title:	VP

[_____]

[page break]

Amendment to clarify claims to all treaties

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code	Coins / YRT
4/1/2005	GUL/GVUL	[_____]	[_____]	YRT
4/1/2010	GUL/GVUL NY	[_____]	[_____]	YRT
12/1/2015	GULII/GVULII	[_____]	[_____]	YRT

[_____]

Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 5 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT
Effective December 1, 2015
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(the “Reinsurer”)

Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

For new policies issued on and after January 1, 2020, the Amendment Effective Date, the Agreement is hereby revised to change the mortality table from 2001 CSO to 2017 CSO. Policies issued prior to the Amendment Effective Date will use the 2001 Ultimate Mortality ALB Unismoke Table.

Section 12.1 – Credit for Reinsurance of the Agreement is hereby replaced in its entirety with the with the following:

Section 12.1 – Credit for Reinsurance

Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the Policy reinsured. The Reinsurer will hold, and the Ceding Company will take credit for, statutory reserves [_____]. The Reinsurer agrees that the Ceding Company will receive full statutory reserve credit for the reinsurance ceded under this Agreement in all jurisdictions where it files statutory financial statements and is authorized to do business.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

[_____] – 2017 CSO

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 9, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 9, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 9, 2019
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	7/8/2019

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	7/8/2019

Print name:	Suzanne Downey

Title:	VP